Exhibit 5.1

ANDREWS	1717 Main Street, Suite 3700
KURTH LLP	Dallas, Texas 75201
214.659.4400 Phone
214.659.4401 Fax
Andrewskurth.com

December 22, 2011

Wal-Mart Stores, Inc.

702 S.W. Eighth Street

Bentonville, Arkansas 72716

Re:	Registration Statement on Form S-3 of Wal-Mart Stores, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of an indeterminate amount of the Company’s debt securities (the “Debt Securities”). Offerings of the Debt Securities will be made from time to time as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements. We are rendering this opinion at your request in connection with the Registration Statement.

The Debt Securities will be issued pursuant to and governed by an indenture, dated as of July 19, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and the Trustee (together, the “Indenture”). The Company may establish one or more series of the Debt Securities (each, a “Series”) in accordance with the terms of the Indenture from time to time.

In rendering this opinion, we have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended and restated to date (collectively, the “Organizational Documents”), the Registration Statement, the Indenture, resolutions of the Board of Directors of the Company (the “Board of Directors”) and of the executive committee of the Board of Directors (collectively, the “Resolutions”) and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies. As to facts material to our opinion, we have relied, to the extent that we deem such reliance proper and without investigation or independent verification, upon certificates of public officials and certificates of officers or other representatives of the Company.

In rendering this opinion, we have assumed that: (i) all information contained in all documents reviewed by us is true and complete; (ii) each natural person signing any document reviewed by us had the legal capacity to do so; (iii) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had the authority to sign that document in such capacity; and (iv) no amendment, supplement, modification, rescission or termination of the Organizational Documents, the Indenture or the Resolutions will become effective after the date hereof.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, with respect to Debt Securities of a Series offered and sold in reliance upon the Registration Statement (the “Offered Debt Securities”), if, at the time of issuance of the Offered Debt Securities: (i) the Company is a validly existing

Wal-Mart Stores, Inc.

December 22, 2011

Delaware corporation; (ii) the Indenture is a valid and binding obligation of the Company and duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Registration Statement and any amendments thereto have become and remain effective and are not subject to any stop order; (iv) the Offered Debt Securities and the terms and conditions thereof comply and are consistent with, and the Offered Debt Securities have been and will be offered, issued and sold in compliance with, all applicable laws; (v) the Company has taken all necessary corporate and other action (a) to approve, authorize and establish the Series of which the Offered Debt Securities are a part, the terms and conditions of such Series and of the Debt Securities of such Series and the substance and form of the promissory notes or global securities to represent the Offered Debt Securities and (b) to approve and authorize the offer, sale and issuance of the Offered Debt Securities, the terms of the offer and sale thereof, the execution, authentication and delivery of the promissory notes or global securities to represent the Offered Debt Securities and all related actions of the Company; (vi) no “Event of Default” (as that term is defined in the Indenture) and no event of the types described in the definition of “Event of Default” in the Indenture, which with the giving of notice, the passage of time or both, would result in the occurrence of an Event of Default, shall have occurred and be continuing, the terms and conditions of the Offered Debt Securities and of their issuance and sale do not result in a default under or a breach or violation of any agreement, document or instrument then binding on the Company and Section 5-501.6.b of the New York General Obligations Law applies in the case of the Offered Debt Securities; (vii) the promissory notes or global securities representing the Offered Debt Securities have been executed, authenticated, issued and delivered in accordance with the Indenture, the Board Resolution and the Series Terms Certificate (as such terms are defined in the Indenture) relating to the Series of which the Offered Debt Securities are a part; and (viii) the Company is not subject to any order or decree of any court or other governmental authority with jurisdiction over the Company purporting to prohibit the issuance and sale by the Company of Debt Securities generally or the Offered Debt Securities specifically, then, upon payment in full of the consideration therefor as provided for in any purchase, underwriting, or similar agreement binding on the Company and governing the sale and purchase of the Offered Debt Securities, the Offered Debt Securities will constitute binding obligations of the Company.

The foregoing opinion is qualified to the extent that the enforceability of the obligations of the Company with respect to any Offered Debt Security and the Indenture may be limited by or subject to: (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether equitable remedies are sought in a proceeding in equity or at law and subject to the refusal of any court to grant any equitable remedy sought) or public policy; and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinion concerning: (i) the validity or enforceability of (a) severability clauses or (b) any provisions contained in the Indenture that purport to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability any obligation of the Company under any indemnification provisions to the extent such provisions purport to relate to liabilities resulting from or based on negligence or any violation of any federal or state securities laws.

We note that the enforceability of the obligations of the Company under specific provisions of the Indenture and the Debt Securities may be subject to: (i) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions; and (ii) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.

We express no opinion with respect to: (i) the parenthetical clause of Section 8.07(i) of the Indenture relating to the limitations on the compensation of trustees; or (ii) Section 12.01 of the Indenture or any part thereof to the extent that such provision or any part thereof purports to waive liability for violation of securities laws.

Wal-Mart Stores, Inc.

December 22, 2011

The foregoing opinion is limited in all respects to matters under and governed by the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, as each is in force and effect as of the date of this opinion. We do not express any opinion as to the laws of any other jurisdiction.

We consent to the use and filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm as having passed on the validity of the Debt Securities under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not imply or admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Andrews Kurth LLP